Exhibit 10.15 North Central Bancshares, Inc. 2006 Incentive Award Plan

North Central Bancshares, Inc.
2006 Incentive Award Plan

THIS PLAN is effective the 26th day of May, 2006, by North Central Bancshares, Inc. (the “Company”), the holding company for First Federal Savings Bank of Iowa (the “Bank”), located in Fort Dodge, IA.

Article 1

Purpose

Section 1.1 General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of the Company and Bank by providing eligible key officers with an incentive award opportunity to achieve corporate objectives and by attracting and retaining individuals of outstanding competence by aligning their interests with the interests of the Company in obtaining superior financial results. The incentive award will provide a payment based upon attainment of specified goals and objectives.

Article 2

Definitions

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1	Base Salary means the average base salary that the Officer was paid during the twelve month calendar year from January through December of each year.

Section 2.2	Bank means First Federal Savings Bank of Iowa and any successor thereto.

Section 2.3	Beneficiary means the Person designated by an Eligible Officer to receive a benefit payable under this Plan following the Eligible Officer’s death.

Section 2.4	Board means the Board of Directors of the Company or Bank.

Section 2.5	Change in Control means any of the following events:

(a) consummation by North Central Bancshares, Inc. of a transaction that would result in the reorganization, merger or consolidation of North Central Bancshares, Inc. with one or more other persons, other than a transaction following which:
(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who,
immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act)
at least 51% of the outstanding equity ownership interests in North
Central Bancshares, Inc.; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d- 3
promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of North
Central Bancshares, Inc.;

(b) the acquisition of all or substantially all of the assets of North Central Bancshares, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of North Central Bancshares, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of North Central Bancshares, Inc. of any transaction which would result in such an acquisition;

(c) a complete liquidation or dissolution of North Central Bancshares, Inc., or approval by the stockholders of North Central Bancshares, Inc. of a plan for such liquidation or dissolution;

(d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of North Central Bancshares, Inc. do not belong to any of the following groups:

(i) individuals who were members of the Board of Directors of
North Central Bancshares, Inc. on the effective date of this Plan; or

(ii) individuals who first became members of the Board of
Directors of North Central Bancshares, Inc. after the effective date of this Plan either:

                                    (A) upon election to serve as a member of the Board of
Directors of North Central Bancshares, Inc. by affirmative vote of three-quarters of the members of such Board, or of a
nominating committee thereof, in office at the time of such
first election; or

                                                (B) upon election by the stockholders of North Central
Bancshares, Inc. to serve as a member of the Board of North
Central Bancshares, Inc., but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of North Central Bancshares, Inc., or of a
nominating committee thereof, in office at the time of such
first nomination; provided, however, that such individual's
election or nomination did not result from an actual or
threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or
other actual or threatened solicitation of proxies or consents
(within the meaning of Rule 14a-11 of Regulation 14A
promulgated under the Exchange Act) other than by or on
behalf of the Board of North Central Bancshares, Inc.; or

(e) any event which would be described in section 2.5(a), (b), (c) or (d) if the term "Bank" were substituted for the term "North Central Bancshares, Inc." therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of North Central Bancshares, Inc., the Bank, or a subsidiary of either of them, by North Central Bancshares, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.5, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

Section 2.6  Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.7  Company means North Central Bancshares, Inc., a corporation organized and existing under the laws of the State of Iowa, and any successor thereto, the Bank and any successor thereto, and with the prior approval of the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

Section 2.8  Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.14 Effective Date means May 26, 2006.

Section 2.15 Incentive Award Unit means a hypothetical unit, the value of which is equivalent to 1/10th of 1% of budgeted net income for that year or as otherwise determined by the Board of Directors. The value of units awarded in subsequent years will be adjusted to reflect the formula detailed above or as determined by the Board of Directors.

Section 2.16  Eligible Officers means any employee of the Company or Bank whom the Board may determine to be a key officer.

Section 2.17  Plan means the North Central Bancshares, Inc. 2006 Incentive Award Plan, as amended from time to time.

Section 2.18   Plan Year means the calendar year. The “Initial Plan Year” is defined as the calendar year ended December 31, 2006.

Section 2.19  Termination of Employment means the Eligible Officer ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

Section 2.20  Termination for Cause means for an Eligible Officer who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Employee, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry.

Article 3

Administration

Section 3.1  Committee.

(a) Subject to section 3.1(b), the Plan shall be administered by the members of the Compensation Committee of North Central Bancshares, Inc. or First Federal Savings Bank of Iowa who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

(b) The Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c) No member of the Committee on the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

Section 3.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 3.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan and the terms and conditions thereof;

(b)  to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

Article 4

Incentive

Section 4.1  Incentive Award.

For each position there will be a number of units that can be earned each year assuming the Award Objectives are accomplished as described in this section:

Incentive Tier	Threshold	Target	Number of Units Above-Target	Maximum
1	3	6	9	12
2	2	4	6	8
3	2	3	4	6
4	2	3	4	6

Section 4.2  Award Objectives.

The Incentive Award for each position is based upon company and/or individual objectives, or as otherwise determined by the Board of Directors.

Incentive Tier	Company	Individual
1	100%	-
2	75%	25%
3	50%	50%
4	25%	75%

Each of the two objectives will be based upon one or more goals, and will consist of threshold, target, above-target and maximum levels. The specific goals are determined annually, are separate from this document, and are subject to change by action of the Committee or Board of Directors.

Article 5

Settlement of Award Units

Section 5.1  Settlement of Award Units.

Unless otherwise provided in the applicable Incentive Unit Award agreement, all Incentive Award Units shall be settled in accordance with the following: Payment for Units shall be based on the most recent Annual Budget adopted by the Board of Directors for the current Fiscal Year and shall be paid in a lump sum within two and one-half (2½) months following the end of the Fiscal Year in accordance with Article 4.

Notwithstanding the foregoing, upon a Change in Control of the Company, payment for all unpaid Incentive Award Units shall be paid in a single lump sum no later than the date of closing of the applicable Change in Control, and shall include amounts that would have been due based on attainment of Budgeted goals if the Change in Control occurs before the end of the current Fiscal Year.

Article 6

Beneficiaries

Section 6.1  Beneficiary Designations.

The Officer shall designate a beneficiary by filing a written designation with the Company. The Officer may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Officer and accepted by the Company during the Officer's lifetime. The Officer's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Officer, or if the Officer names a spouse as beneficiary and the marriage is subsequently dissolved. In the case of a divorce, the Officer shall file a written change of beneficiary within 30 days of the event. If the Officer dies without a valid beneficiary designation, all payments shall be made to the Officer's estate.

Article 7

Claims and Review Procedures

Section 7.1  Claims Procedure.

The Company shall notify any person or entity that makes a claim against the Agreement (the “Claimant”) in writing, within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

Section 7.2  Review Procedure.

If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Company, but notice of this deferral shall be given to the Claimant.

Article 8

Amendments and Termination

The Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Officer prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

Article 9

Miscellaneous

 Section 9.1   Binding Effect.

This Agreement shall bind Eligible Officers, and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

Section 9.2  No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Officer any right to a continuation of his or her position as an employee of the Company. The Employers reserve the right to dismiss any Eligible Officer or otherwise deal with any Eligible Officer to the same extent as though the Plan had not been adopted

Section 9.3  Non-Transferability.

Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

Section 9.4  Tax Withholding.

The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

Section 9.5  Applicable Law.

The Agreement and all rights hereunder shall be governed by the laws of the State of Iowa, except to the extent preempted by the laws of the United States of America.

Section 9.6  Unfunded Arrangement.

The Officer and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.

Section 9.7  Entire Agreement.

This Agreement constitutes the entire agreement between the Company and the Eligible Officer as to the subject matter hereof. No rights are granted to the Eligible Officer by virtue of this Agreement other than those specifically set forth herein.

Section 9.8  Designated Fiduciary.

The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, a duly authorized Company officer has signed this Plan.

COMPANY:

North Central Bancshares, Inc.

By ___________________________________

Title _________________________________